FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 2, 1996



                            Center Banks Incorporated
             (Exact name of registrant as specified in its charter)




   Delaware                         0-18513                      16-1368745
(State or other                    Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



                              33 E. Genesee Street
                          Skaneateles, New York 13152
                ------------------------------------------------
               (address of principal executive office) (Zip Code)



      Registrant's Telephone number, including area code: (315) 685- 2265


                                 Not applicable
         (Former name or former address, if changed since last report)


Page 1 of 3 pages.


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Item 5.  Other Events.

Center Banks Incorporated, and its wholly owned subsidiary, Skaneateles Savings Bank (the "Bank"), announced on January 2, 1996 that they have reached an agreement in principle whereby the Bank will purchase the assets and assume the deposit liabilities of Cicero Bank, Cicero, New York.

The Bank is a New York State chartered savings bank with total assets of $210 million and total deposits of $179 million. Cicero Bank is a New York State chartered commercial bank with total assets of $26 million and total deposits of $21 million.

The transaction is subject to a variety of conditions, including the signing of a definitive agreement setting forth the full terms of the transaction, receipt of regulatory approvals, and approval by the shareholders of Cicero Bank. The transaction is also subject to the condition that the Bank purchase from the landlord Cicero Bank's principal offices on Seymour Street in the Town of Cicero.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Center Banks Incorporated
                                        (Registrant)


                                        By:  /s/ J. Daniel Mohr
                                                 J. Daniel Mohr
                                                      Treasurer

Dated January 4, 1996